Exhibit 99.1
News Release

Mirion Technologies Announces Results for the Fiscal Quarter and Fiscal Year Ended December 31, 2021
•Revenues for the fiscal quarter ended December 31, 2021 increased 18% to $177.8 million, compared to $150.8 million in the prior-year period. Adjusted revenues increased by 20% for the same period.
•GAAP net loss for the successor period of October 20, 2021 to December 31, 2021 was $23.0 million and for the predecessor period of July 1, 2021 to October 19, 2021 was $105.7 million.
•Adjusted EBITDA for the successor period of October 20, 2021 to December 31, 2021 was $44.5 million and for the predecessor period of July 1, 2021 to October 19, 2021 was $31.2 million.
•The company initiated calendar year 2022 guidance of 5.5% to 7.5% reported adjusted revenue growth and adjusted EBITDA of $175 million to $185 million.
Atlanta, GA – February 23, 2022 – Mirion Technologies, Inc. (“Mirion,” "we" or the "company") (NYSE: MIR), a global provider of radiation detection, measurement, analysis and monitoring solutions to the medical, nuclear, defense, and research end markets, today announced results for its fiscal quarter and fiscal year ended December 31, 2021.
“I am very proud of the results that our team was able to deliver for the fourth quarter and calendar year 2021. The last calendar quarter was quite eventful for Mirion. We became a publicly-traded company, completed the acquisition of CIRS and navigated a challenging operating environment punctuated by the rapid spread of the Omicron variant of COVID-19. The company was able to deliver solid growth and our recent medical acquisitions contributed to our overall performance for the quarter ended December 31, 2021,” stated Thomas Logan, Mirion’s Chief Executive Officer. “We experienced a number of supply chain challenges, specifically within our nuclear medicine business. We are working on supply chain mitigants and constantly evolving our sourcing strategies to match the dynamic operating environment. We have implemented pricing actions across our product portfolio aimed at countering inflationary impacts on our business with more to come. We feel confident in our competitive position going into 2022 and believe that our people and technology will continue to serve as differentiated advantages and help deliver growth in 2022 and beyond.”
“The Mirion team was able to deliver solid results in the face of a challenging operating environment," added Larry Kingsley, Mirion's Board Chairman. “The company is uniquely positioned as a market leader in 14 out of 17 product categories and is well-positioned to continue taking market share across the board, driven by the strength and quality of its diverse portfolio. The M&A pipeline remains healthy and the company's medical and industrial segments are benefiting from a variety of supportive macro trends. The Mirion team has an established history of delivering sustained, positive returns over the course of the company's life and I have the utmost confidence in the company's strategy and ability to capitalize on multiple operational improvement opportunities across the business.”
Outlook
“We have officially converted our fiscal year end to December 31 (from June 30 previously) and are pleased to initiate our guidance for the 12 months ending December 31, 2022. Despite the challenges we have seen and experienced as a result of the global pandemic and resulting supply chain disruptions, we continue to see positive signs in our order book, backlog and underlying market trends. Our growth forecast reflects those positive themes and is bolstered by pricing actions already executed and to be implemented. A portion of these actions are in response to the unprecedented inflation impacting the global economy," continued Mr. Logan. “We expect to deliver 100 to 200 basis points of Adjusted EBITDA margin growth in 2022, excluding incremental and ongoing public company general and administrative costs of approximately $11.5 million and the impact of the CIRS acquisition. Margin expansion is expected to be achieved through three key pillars: commercial and pricing excellence, strategic cost initiatives and discipline, and operating leverage.”

Mirion has issued the following guidance for the fiscal year and 12 month period ending December 31, 2022:
•Reported adjusted revenue growth of 5.5% to 7.5%
•Adjusted EBITDA of $175 million - $185 million
•Adjusted EPS of $0.45 - $0.50
•Adjusted free cash flow of $90 million - $110 million

Exhibit 99.1
News Release
Organic adjusted revenue growth is expected at 5% to 7%, while CIRS is expected to deliver approximately 2% incremental inorganic revenue growth. Foreign exchange rates are expected to result in a negative (approximately 1.5%) impact to reported adjusted revenue growth. The guidance for organic growth excludes the impact of foreign exchange and acquisitions.
Other modelling and guidance assumptions include:
•Euro to U.S. Dollar foreign exchange conversion rate of 1.13
•Approximately $11.5 million of incremental public company general and administrative costs
•Depreciation of approximately $30 million, including a step-up from purchase accounting of approximately $6 million
•Net interest expense of approximately $35 million (approximately $32 million of cash interest)
•Capital expenditures of approximately $32 million
•Effective tax rate of between 24% and 26%
•Approximately 181 million shares of Class A common stock outstanding (excludes 8.6 million shares of Class B common stock, 27.2 million warrants, 18.8 million founder shares, subject to vesting, 1.0 million restricted stock units, 0.2 million performance stock units and a further 18.7 million shares reserved for future equity awards)

Forward-looking non-GAAP financial measures are presented on a non-GAAP basis without reconciliations of such forward-looking non-GAAP measures due to the inherent difficulty in projecting and quantifying the various adjusting items necessary for such reconciliations, such as stock-based compensation expense, amortization and depreciation expense and purchase accounting adjustments, that have not yet occurred, are out of Mirion’s control, or cannot be reasonably predicted. Accordingly, a reconciliation for our guidance for organic adjusted revenue growth, Adjusted EBITDA, Adjusted EPS and Adjusted Free Cash Flow is not available without unreasonable effort.
Mirion Technologies (TopCo), Ltd.'s ("Mirion TopCo") most recent fiscal year ended June 30, 2021 before the business combination (the "Business Combination") with GS Acquisition Holdings Corp II ("GSAH"). Mirion adopted a calendar year fiscal year in connection with the closing of the Business Combination.

Conference Call
Mirion will host a conference call today, February 23, 2022 at 10:00 a.m. ET to discuss its financial results. Participants may access the call by dialing 1-877-407-9208 or 1-201-493-6784, and requesting to join the Mirion Technologies, Inc. earnings call. A live webcast will also be available at https://ir.mirion.com/news-events.
A telephonic replay will be available shortly after the conclusion of the call and until March 9, 2022. Participants may access the replay at 1-844-512-2921, international callers may use 1-412-317-6671, and enter access code 13726870. An archived replay of the call and an accompanying presentation will also be available on the Investors section of the Mirion website at https://ir.mirion.com/.

Exhibit 99.1
News Release
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Words such as “anticipate,” “believe,” “continue,” “could,” “estimate”, “expect”, “hope”, “intend”, “may”, “might”, “should”, “would”, “will”, “understand” and similar words are intended to identify forward looking statements. These forward-looking statements include but are not limited to, statements regarding our future growth prospects, future financial and operating performance, including our financial guidance and outlook for the twelve months ending December 31, 2022, our order book and backlog, our growth strategy and positioning, market trends, actions with respect to our suppliers and pricing, any future mergers and acquisitions, our future share capitalization and any exercise, exchange or other settlement of our outstanding warrants and other securities. There are a significant number of factors that could cause actual results to differ materially from statements made in this press release, including changes in domestic and foreign business, market, economic, financial, political and legal conditions; risks related to the continued growth of our end markets; our ability to win new customers and retain existing customers; our ability to realize sales expected from our backlog of orders and contracts; risks related to governmental contracts; our ability to mitigate risks associated with long-term fixed price contracts, including risks related to inflation; risks related to information technology disruption or security; risks related to the implementation and enhancement of information systems; our ability to manage our supply chain or difficulties with third-party manufacturers; risks related to competition; our ability to manage disruptions of, or changes in, our independent sales representatives, distributors and original equipment manufacturers; our ability to realize the expected benefit from any synergies from acquisitions or internal restructuring and improvement efforts; our ability to issue equity or equity-linked securities in the future; risks related to changes in tax law and ongoing tax audits; risks related to future legislation and regulation both in the United States and abroad; risks related to the costs or liabilities associated with product liability claims; our ability to attract, train and retain key members of its leadership team and other qualified personnel; risks related to the adequacy of our insurance coverage; our ability to benefit from future acquisitions; including our ability to realize the value of goodwill and intangible assets; risks related to the global scope of our operations, including operations in international and emerging markets; risks related to our exposure to fluctuations in foreign currency exchange rates; our ability to comply with various laws and regulations and the costs associated with legal compliance; risks related to the outcome of any litigation, government and regulatory proceedings, investigations and inquiries; risks related to our ability to protect or enforce our proprietary rights on which our business depends or third-party intellectual property infringement claims; liabilities associated with environmental, health and safety matters; our ability to predict our future operational results; risks associated with our limited history of operating as an independent company; the impact of the global COVID-19 pandemic, including the availability, acceptance and efficacy of vaccinations and laws and regulations with respect to vaccinations, on our projected results of operations, financial performance or other financial metrics, or on any of the foregoing risks. Further information on risks, uncertainties and other factors that could affect our financial results are included in the filings we make with the Securities and Exchange Commission (the “SEC”) from time to time, including our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and other periodic reports filed or to be filed with the SEC.

You should not rely on these forward-looking statements, as actual outcomes and results may differ materially from those contemplated by these forward- looking statements as a result of such risks and uncertainties. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we do not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

Use of Non-GAAP Financial Information

We believe that the presentation of non-GAAP financial information provides important supplemental information to management and investors regarding financial and business trends relating to our financial condition and results of operations. For further information regarding these non-GAAP measures, including the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures, please refer to the financial tables below, as well as the “Reconciliation of Non-GAAP Financial Measures” section of this press release.

Exhibit 99.1
News Release
About Mirion
Mirion Technologies is a leading provider of detection, measurement, analysis and monitoring solutions to the nuclear, defense, medical and research end markets. The organization aims to harness its unrivaled knowledge of ionizing radiation for the greater good of humanity. Headquartered in Atlanta (GA – USA), Mirion employs around 2,600 people and operates in 13 countries. For more information, and for the latest news and content from Mirion, visit ir.mirion.com.

Contacts
For investor inquiries:
Jerry Estes
ir@mirion.com

For media inquiries:
Matthew Maddox
mmaddox@mirion.com

Exhibit 99.1
News Release
Basis of Presentation

As a result of the Business Combination, the Company’s financial statement presentation distinguishes Mirion TopCo as the “Predecessor” until the closing date of the Business Combination, October 20, 2021 (the “Closing Date”). Mirion, which includes the combination of Mirion TopCo and GSAH subsequent to the Business Combination, is the “Successor” for periods starting from the Closing Date. As a result of the application of the acquisition method of accounting in the Successor period, the financial statements for the Successor period are presented on a full step-up basis as a result of the Business Combination, and are therefore not comparable to the financial statements of the Predecessor period that are not presented on the same full step-up basis due to the Business Combination.

Exhibit 99.1
News Release
Mirion Technologies, Inc.
Unaudited Consolidated Balance Sheets
(In millions, except share data)

	Successor	Predecessor
	December 31, 2021	June 30, 2021	June 30, 2020
ASSETS
Current assets:
Cash and cash equivalents	$84.0	$101.1	$118.4
Restricted cash	0.6	0.8	1.1
Accounts receivable, net of allowance for doubtful accounts	157.4	133.3	97.3
Costs in excess of billings on uncompleted contracts	56.3	57.2	59.5
Inventories	123.6	113.2	90.2
Deferred cost of revenue	0.6	0.3	6.5
Prepaid expenses and other currents assets	30.9	28.0	16.7
Total current assets	453.4	433.9	389.7
Property, plant, and equipment, net	124.0	88.8	75.2
Operating ROU assets	45.7	—	—
Goodwill	1,662.6	681.5	522.6
Intangible assets, net	806.9	326.3	248.3
Restricted cash	0.7	0.5	0.5
Other assets	24.7	16.2	7.5
Total assets	$3,118.0	$1,547.2	$1,243.8
LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$59.4	$47.1	$38.7
Deferred contract revenue	73.0	50.4	39.6
Notes payable to third-parties, current	3.9	6.4	41.1
Operating lease liability, current	9.3	—	—
Accrued expenses and other current liabilities	75.4	84.3	64.1
Total current liabilities	221.0	188.2	183.5
Notes payable to related parties, non-current	—	1,170.5	987.1
Notes payable to third-parties, non-current	806.8	885.7	669.8
Warrant liabilities	68.1	—	—
Interest accrued on notes payable to related parties	—	64.8	56.4
Operating lease liability, non-current	40.6	—	—
Deferred income taxes and other liabilities	197.5	77.5	63.5
Total liabilities	1,334.0	2,386.7	1,960.3
Commitments and contingencies (Note 9)
Stockholders’ equity (deficit):
Class A common stock (Successor); $— par value, 500,000,000 shares authorized; 199,523,292 issued and outstanding at December 31, 2021	—	—	—
Class B common stock (Successor); $— par value, 100,000,000 shares authorized; 8,560,540 issued and outstanding at December 31, 2021	—	—	—
A Ordinary shares, $0.01 nominal value, 3,000,000 shares authorized, 1,483,795 issued and outstanding at June 30, 2021 and June 30, 2020	—	—	—
B Ordinary shares, $0.01 nominal value ,7,000,000 shares authorized, 5,353,970 issued and outstanding at both June 30, 2021 and June 30, 2020	—	0.1	0.1
Additional paid-in capital	1,845.5	9.5	9.5
Receivable from Employees for purchase of Ordinary Shares	—	(2.4)	(2.7)
Accumulated deficit	(131.6)	(888.0)	(729.7)
Accumulated other comprehensive income	(20.7)	39.2	4.1
Mirion Technologies, Inc. (Successor) and Mirion Technologies (TopCo), Ltd. (Predecessor) stockholders’ deficit	1,693.2	(841.6)	(718.7)
Noncontrolling interests	90.8	2.1	2.2
Total stockholders’ equity (deficit)	1,784.0	(839.5)	(716.5)
Total liabilities and stockholders’ equity (deficit)	$3,118.0	$1,547.2	$1,243.8

Exhibit 99.1
News Release
Mirion Technologies, Inc.
Unaudited Consolidated Statements of Operations
(In millions, except per share data)

	Successor	Predecessor
	From October 20, 2021 through December 31, 2021	From July 1, 2021 through October 19, 2021	Fiscal Year Ended June 30, 2021	Fiscal Year Ended June 30, 2020	Fiscal Year Ended June 30, 2019
Revenues:
Product	$120.9	$123.4	$459.3	$353.0	$325.7
Service	33.2	44.6	152.3	125.2	114.4
Total revenues	154.1	168.0	611.6	478.2	440.1
Cost of revenues:
Product	83.1	74.0	284.1	216.8	190.7
Service	17.1	23.7	75.7	64.4	61.2
Total cost of revenues	100.2	97.7	359.8	281.2	251.9
Gross profit	53.9	70.3	251.8	197.0	188.2
Operating expenses:
Selling, general and administrative	70.1	101.6	211.2	158.1	145.4
Research and development	6.7	10.3	29.4	15.9	14.0
Total operating expenses	76.8	111.9	240.6	174.0	159.4
Income from operations	(22.9)	(41.6)	11.2	23.0	28.8
Other expense (income):
Third party interest expense	6.2	12.5	41.0	41.5	47.7
Related party interest expense	—	40.3	122.2	107.7	95.8
Loss on debt extinguishment	—	15.9	—	—	12.8
Foreign currency loss (gain), net	1.6	(0.6)	13.4	(0.6)	(3.2)
Change in fair value of warrant liabilities	(1.2)	—	—	—	—
Other (income) expense, net	0.3	1.6	(1.1)	(1.0)	1.9
Loss before benefit from income taxes	(29.8)	(111.3)	(164.3)	(124.6)	(126.2)
Benefit from income taxes	(6.8)	(5.6)	(5.9)	(5.5)	(4.2)
Net loss	(23.0)	(105.7)	(158.4)	(119.1)	(122.0)
Loss attributable to noncontrolling interests	(0.8)	—	(0.1)	—	—
Net loss attributable to Mirion Technologies, Inc. (Successor) / Mirion Technologies (TopCo), Ltd. (Predecessor) stockholders	$(22.2)	$(105.7)	$(158.3)	$(119.1)	$(122.0)
Net loss per common share attributable to Mirion Technologies, Inc. (Successor) / Mirion Technologies (TopCo), Ltd. (Predecessor) stockholders — basic	$(0.12)	$(15.81)	$(24.18)	$(18.45)	$(19.36)
Weighted average common shares outstanding — basic and diluted	180.773	6.685	6.549	6.453	6.300

Exhibit 99.1
News Release
Mirion Technologies, Inc.
Unaudited Consolidated Statements of Cash Flows
(In millions)

	Successor	Predecessor
	Period from October 20, 2021 through December 31, 2021	From July 1, 2021 through October 19, 2021	Fiscal Year Ended June 30, 2021	Fiscal Year Ended June 30, 2020	Fiscal Year Ended June 30, 2019
OPERATING ACTIVITIES:
Net loss	$(23.0)	$(105.7)	$(158.4)	$(119.1)	$(122.0)
Adjustments to reconcile net loss to net cash provided by operating activities:
Accrual of in-kind interest on notes payable to related parties	—	40.2	121.2	107.7	95.6
Depreciation and amortization expense	37.3	25.9	83.6	68.4	69.5
Share-based compensation expense	5.3	9.3	—	0.2	0.1
Loss on debt extinguishment	—	15.9	—	—	12.8
Amortization of debt issuance costs	0.7	1.1	3.2	2.6	3.6
Provision for doubtful accounts	(0.8)	0.3	2.1	0.6	0.5
Inventory obsolescence write down	0.3	—	0.7	1.9	—
Change in deferred income taxes	(11.2)	(8.4)	(16.6)	(15.5)	(16.1)
(Gain) loss on disposal of property, plant and equipment	0.8	1.6	(0.1)	0.4	1.2
Loss (gain) on foreign currency transactions	1.6	(0.6)	13.4	(1.7)	2.7
Change in fair values of warrant liabilities	(1.2)	—	—	—	—
Amortization of deferred revenue step-down	2.3	4.5	8.0	0.2	—
Amortization of inventory step-up	15.8	—	5.2	1.6	0.1
Other	(0.1)	—	1.4	(0.9)	(0.1)
Changes in operating assets and liabilities:
Accounts receivable	(42.5)	18.2	(4.2)	3.8	10.6
Costs in excess of billings on uncompleted contracts	6.3	(5.7)	(3.8)	(2.9)	(8.1)
Inventories	5.1	(10.2)	(4.2)	2.7	(7.9)
Deferred cost of revenue	(0.3)	(0.4)	6.6	(3.5)	(0.2)
Prepaid expenses and other current assets	(2.5)	2.6	(10.1)	(1.6)	1.4
Accounts payable	(8.9)	19.2	2.6	(2.5)	(2.7)
Accrued expenses and other current liabilities	(8.4)	0.4	(2.2)	7.3	(13.1)
Deferred contract revenue	10.6	4.5	(2.8)	(1.9)	(8.4)
Other assets	(6.1)	(2.2)	0.5	0.2	0.5
Other liabilities	6.7	2.6	7.5	(8.5)	(5.3)
Net cash provided by operating activities	(12.2)	13.1	53.6	39.5	14.7
INVESTING ACTIVITIES:
Acquisition of Mirion Topco, net of cash and cash equivalents acquired	$(2,124.8)	—	—	—	—
Acquisitions of businesses, net of cash and cash equivalents acquired	(58.6)	(0.9)	(290.1)	(55.7)	(9.1)
Purchases of property, plant, and equipment and badges	(6.0)	(11.6)	(23.2)	(19.9)	(16.5)
Net cash used in investing activities	(2,189.4)	(12.5)	(313.3)	(75.6)	(25.6)
FINANCING ACTIVITIES:
Issuances of common stock	$900.0	—	—	—	—
Common stock issuance costs	(13.3)	—	—	—	—
Transaction fees reimbursed by Sellers	18.7	—	—	—	—
Payment of deferred underwriting costs	(26.3)	—	—	—	—
SPAC share redemption	(146.3)	—	—	—	—
Borrowings from notes payable to third-parties, net of discount and issuance costs	807.3	1.9	218.8	98.8	596.8
Principal repayments	(1.7)	(2.4)	(14.8)	(13.4)	(560.2)
Deferred finance costs	(0.9)	—	—	—	(8.1)
Borrowings from notes payable – related parties	—	—	70.0	—	—
Borrowing on revolving term loan	—	—	—	80.0	—
Payment on revolving term loan	—	—	(35.0)	(45.0)	(13.0)
Payment of contingent considerations	—	—	—	(2.0)	—
Contribution from noncontrolling interests	—	—	—	—	0.1
Distributions to noncontrolling interests	—	—	—	(0.4)	(0.1)
Other financing	0.2	1.5	—	0.9	(0.5)
Net cash provided by financing activities	1,537.7	1.0	239.0	118.9	15.0
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(1.0)	(0.9)	3.1	(0.4)	(2.4)
Net (decrease) increase in cash, cash equivalents, and restricted cash	(664.9)	0.7	(17.6)	82.4	1.7
Cash, cash equivalents, and restricted cash at beginning of period	750.2	102.4	120.0	37.6	35.9
Cash, cash equivalents, and restricted cash at end of period	$85.3	$103.1	$102.4	$120.0	$37.6

Exhibit 99.1
News Release

Share Count
Consists of 180,773,292 shares of Class A common stock and 8,560,540 shares of Class B common stock outstanding as of December 31, 2021. Excludes (1) 18,750,000 founder shares which are shares of Class A common stock subject to vesting in three equal tranches, based on the volume-weighted average price of our Class A common stock being greater than or equal to $12.00, $14.00 and $16.00 per share for any 20 trading days in any 30 consecutive trading day period, and such shares will be forfeited to us if they fail to vest within five years after October 20, 2021; (2) 27,249,979 shares of Class A common stock issuable upon the exercise of 8,500,000 private placement warrants and 18,749,979 publicly-traded warrants; and (3) any shares issuable from awards under our 2021 Omnibus Incentive Plan, which had 19,952,329 shares reserved (subject to annual automatic increases). The 8,560,540 shares of Class B common stock are paired on a one-for-one basis with shares of Class B common stock of Mirion Intermediate Co., Inc. (the "paired interests"). Holders of the paired interests have the right to have their interests redeemed for, at the option of Mirion, shares of Class A common stock on a one-for-one basis or cash based on a trailing stock price average.

Reconciliation of Non-GAAP Financial Measures
In addition to our results determined in accordance with GAAP, we believe the following non-GAAP measures are useful in evaluating our operating performance. We use the following non-GAAP financial information to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance. However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool, and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. Other companies, including companies in our industry, may calculate similarly titled non-GAAP measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison.
Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures and not rely on any single financial measure to evaluate our business.

Adjusted Revenues is defined as GAAP revenues adjusted to remove the impact of purchase accounting on the recognition of deferred revenue.
Adjusted EBITDA is defined as net income before interest expense, income tax expense, depreciation and amortization adjusted to remove the impact of foreign currency gains and losses, amortization of acquired intangible assets, the impact of purchase accounting on the recognition of deferred revenue, changes in the fair value of warrants, certain non-operating expenses (certain purchase accounting impacts related to revenues and inventory, restructuring and costs to achieve operational synergies, merger and acquisition expenses and IT project implementation expenses), stock-based compensation expense, debt extinguishment and income tax impacts of these adjustments.
Adjusted Net Income is defined as GAAP net income adjusted for foreign currency gains and losses, amortization of acquired intangible assets, the impact of purchase accounting on the recognition of deferred revenue, changes in the fair value of warrants, certain non-operating expenses (certain purchase accounting impacts related to revenues and inventory, restructuring and costs to achieve operational synergies, merger and acquisition expenses and IT project implementation expenses), stock-based compensation expense, debt extinguishment and income tax impacts of these adjustments.
Adjusted EPS is defined as adjusted net income divided by weighted average common shares outstanding — basic and diluted.
Adjusted Free Cash Flow is defined as free cash flow adjusted to include the impact of cash used to fund non-operating expenses. We believe that the inclusion of supplementary adjustments to Free cash flow applied in presenting Adjusted free cash flow is appropriate to provide additional information to investors about our cash flows that management utilizes on an ongoing basis to assess our ability to generate cash for use in acquisitions and other investing and financing activities.
Free Cash Flow is defined as U.S. GAAP net cash provided by operating activities adjusted to include the impact of purchases of property, plant, and equipment and purchases of badges.

Exhibit 99.1
News Release
The following tables present a reconciliation of certain non-GAAP financial measures for the applicable periods.
Mirion Technologies, Inc.
Reconciliation of Adjusted Revenue & Adjusted EBITDA
(In millions)

	a	b	c	d = b - c	e = a + d
	October 21 to December 31, 2021	July 1 Through October 19, 2021	July 1 Through September 30, 2021	October 1 to October 19, 2021	Q4 2021 (non-GAAP)	Q4 2020
	Successor	Predecessor	Predecessor	Predecessor	Combined (Successor and Predecessor)	Predecessor
Revenue	$154.1	$168.0	$144.3	$23.7	$177.8	$150.8
Deferred revenue purchase accounting adjustment	2.3	4.5	3.7	0.8	3.1	—
Adjusted Revenue	$156.4	$172.5	$148.0	$24.5	$180.9	$150.8

Income (loss) from operations	$(22.9)	$(41.6)	$(8.9)	$(32.7)	n.m.	$10.8
Amortization	32.0	19.7	16.1	3.6	n.m.	13.5
Depreciation	5.3	6.2	5.1	1.1	n.m.	4.7
Revenue reduction from purchase accounting	2.3	4.5	3.7	0.8	n.m.	—
Stock compensation	5.3	9.3	—	9.3	n.m.	0.1
Cost of revenue impact from inventory valuation purchase accounting	15.8	—	—	—	n.m.	0.5
Non-operating expenses	6.6	33.5	15.0	18.5	n.m.	8.4
Other Income / Expense	0.1	(0.4)	(0.1)	(0.3)	n.m.	0.3
Adjusted EBITDA	$44.5	$31.2	$30.9	$0.3	$44.8	$38.3
Income from operations as % of revenue	(14.9)%	(24.8)%	(6.2)%	(138.0)%	n.m.	7.2%
Adjusted EBITDA as % of adjusted revenue	28.5%	18.1%	20.9%	1.2%	24.8%	25.4%